UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2014

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2014, the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) increased the size of the Board to twelve directors and appointed Ms. Nora M. Denzel and Mr. Michael J. Inglis as independent directors to the Board. In addition, Ms. Denzel and Mr. Inglis were appointed to the Nominating and Corporate Governance Committee of the Board.

Ms. Denzel and Mr. Inglis will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2013. On March 19, 2014, Ms. Denzel and Mr. Inglis were each granted 69,269 restricted stock units. Both grants become fully vested and exercisable on the one-year anniversary of the grant date.

Ms. H. Paulett Eberhart, who is currently a member of the Board, will not stand for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders. Ms. Eberhart has decided not to stand for re-election in order to focus on other matters.

A copy of the press release announcing these items is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 20, 2014.